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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in Pre-Effective Amendment No. 1 to the Registration Statement (File No. 333-70013) and Amendment No. 1 to the Registration Statement (File No. 811-09183) of SEI Insurance Products Trust (the "Trust"), on Form N-1A under the Securities Act of 1933 and the Investment Company Act of 1940 respectively, of our report dated August 11, 1999 on our audit of the seed balance sheet of the Trust, which is included in the Pre-Effective Amendment to the Registration Statement. We also consent to the reference to our Firm under the caption "Experts" and "Financial Statements" in the Statement of Additional Information.


/s/ PricewaterhouseCoopers LLP


Philadelphia, Pennsylvania
October 12, 1999